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                                                                      EXHIBIT 1
                                                                     TO FORM 8-K


                         [ERNST & YOUNG LLP LETTERHEAD]



May 15, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read Item 4 of Form 8-K dated May 8, 1998, and Item 4 of Amendment No. 1 to Form 8-K dated May 15, 1998 of Nu-Tech Bio-Med, Inc. and are in agreement with the statements contained in the Paragraphs 1-4 on pages 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                Very truly yours,


                                                /s/ ERNST & YOUNG LLP
                                                -------------------------------
                                                Ernst & Young LLP